Exhibit 5.2

June 29, 2017

Matter No.:357032

441 299 4923

Chris.garrod@conyersdill.com

XL Group Ltd.

O’Hara House

One Bermudiana Road

Hamilton HM 08

Bermuda

Dear Sirs

XL Group Ltd (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with the Registration Statement on Form S-3ASR (Registration No. 333-199842) and Post-Effective Amendment No. 1 thereto of the Company and the Issuer (as defined below) filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 25, 2016 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the issue of €500,000,000 Fixed to Floating Rate Subordinated Notes due 2047 (the “Notes”) by XLIT Ltd., an exempted company incorporated in the Cayman Islands (the “Issuer”), whose payment of principal, premium, if any, and interest is fully and unconditionally guaranteed by the Company as guarantor (the “Guarantee” and, together with the Notes, the “Securities”), and the registration of the Securities under the U.S. Securities Act of 1933, as amended (the “Act”).

For the purposes of giving this opinion, we have examined the following documents:

(i)          a copy of the Registration Statement;

(ii)         a copy of the Base Indenture by and among the Issuer, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated March 30, 2015 (the “Base Indenture”);

(iii)        a copy of the Fourth Supplemental Indenture by and among the Issuer, the Company and the Trustee, dated as of June 29, 2017 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

(iv) the global note representing the Notes executed and delivered by the Issuer to the Trustee for authentication and delivery (the “Global Note”).

The documents listed in items (ii) through (iv) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also examined the memorandum of association and the bye laws of the Company, each certified by the Secretary of the Company on June 29, 2017, minutes of a meeting of its directors held on May 18, 2017 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft or unexecuted form, it will be or has been executed and/or filed in the form of that draft or unexecuted form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company in connection with the Fourth Supplemental Indenture and the Global Note, to enter into and perform their respective obligations under the Documents, (d) the due execution and delivery of the Indenture by each of the parties thereto, other than the Company in connection with the Fourth Supplemental Indenture, and the physical delivery thereof by the Company with an intention to be bound thereby, (e) the due execution of the Global Note by each of the parties thereto and the delivery thereof by each of the parties thereto, and the due authentication of the Global Note by the Trustee, (f) the accuracy and completeness of all factual representations made in the Indenture and other documents reviewed by us, (g) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Indenture and the Global Note which are expressed to be governed by such Foreign Laws in accordance with their respective terms (other than Section 2.15 and Article VII of the Fourth Supplemental Indenture which are governed by Bermuda law), (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Indenture to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York

City (the "Foreign Courts"), (j) that none of the parties to the Documents carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses, other than the Company, and (k) at the time of issue of the Notes by the Issuer, the Company will be able to pay its liabilities as they become due (l) that when duly executed and delivered by or on behalf of the parties (other than the Company), the Documents will constitute valid and binding obligations of such parties in accordance with their respective terms under the laws of such party’s jurisdiction of incorporation.

The obligations of the Company under the Fourth Supplemental Indenture and the Global Note (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty, (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Indenture which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment, which purports to fetter the statutory powers of the Company or which purports to establish the exclusive jurisdiction of any courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the guarantee by the Company relating to the offering of the Notes by the Issuer and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Company has the necessary power and authority to execute and deliver the Fourth Supplemental Indenture and to perform its obligations under the Fourth Supplemental Indenture and the Global Note, and the Company has taken all corporate action required to authorize its execution and delivery of the Fourth Supplemental Indenture and performance of the Fourth Supplemental Indenture and the Global Note.

3.	The Fourth Supplemental Indenture has been duly executed and delivered on behalf of the Company.

4.	When the Global Note is issued in accordance with the Indenture, duly executed by the Issuer, duly authenticated by the Trustee and delivered by or on behalf of the Issuer, as contemplated by the Registration Statement, the Guarantee will constitute a valid and binding obligation of the Company under the laws of Bermuda, and the Fourth Supplemental Indenture and the Global Note (to the extent governed by Bermuda law) will constitute valid and binding obligations of the Company under the laws of Bermuda. Provided the Documents have been duly executed and delivered by or on behalf of the Issuer, the Fourth Supplemental Indenture and the Global Note (to the extent governed by Bermuda law) shall create valid and binding obligations of the Issuer in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the preliminary prospectus and the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Act or that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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